Cohen Fund Audit Services, Ltd. 800 Westpoint Pkwy., Ste 1100 Westlake, OH 44145-1524 www.cohenfund.com	440.835.8500 440.835.1093 fax

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm for RiverNorth/DoubleLine Strategic Income Fund, a series of the RiverNorth Funds we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment to the RiverNorth Funds Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

December 28, 2010

Registered with the Public Company Accounting Oversight Board